AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON July 21, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WESTWOOD HOLDINGS GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	75-2969997
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 Crescent Court, Suite 1200 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

THIRD AMENDED AND RESTATED WESTWOOD HOLDINGS GROUP, INC. STOCK INCENTIVE PLAN

(Full Title of the Plan)

Brian O. Casey

Chief Executive Officer

Westwood Holdings Group, Inc.

200 Crescent Court, Suite 1200

Dallas, Texas 75201

(Name and Address of Agent For Service)

(214) 756-6900

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Glen Hettinger

Fulbright & Jaworski L.L.P.

2200 Ross Avenue

Suite 2800

Dallas, Texas 75201

(214) 855-8000

Large accelerated filer  ☐        Accelerated filer  ☒        Non-accelerated filer  ☐        Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)
Common Stock, $0.01 par value per share	750,000 shares	$39.46	$29,595,000	$3,435.98

(1)	The securities to be registered include an aggregate of 750,000 shares of Westwood Holdings Group, Inc. (the “Company”) common stock, par value $0.01 per share (the “Common Stock”), reserved for issuance under the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan, as amended (the “Plan”). The Plan has recently been amended to increase the number of shares of Common Stock issuable under the Plan. The additional shares of Common Stock issuable under the Plan are being registered by this Registration Statement.
(2)	If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or dividend on, the securities covered by this Registration Statement.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 and based on the average of the high and low prices reported on the New York Stock Exchange on July 18 (which is within five business days prior to the filing of the Registration Statement), which was $39.46 per share.

EXPLANATORY NOTE

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective. This Registration Statement is filed for the purpose of registering an additional 750,000 shares of common stock, $.01 par value, of Westwood Holdings Group, Inc. (the “Company”) pursuant to the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan, as amended by Amendment 2011-1 (the “Plan”). This registration of 750,000 shares of common stock will increase the number of shares registered for issuance under the Plan to an aggregate of 3,398,100 shares of common stock, subject to adjustment as provided in the Plan. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 registering 948,100 shares of the Company’s common stock, filed on August 28, 2002 (Registration Statement 333-98841); the Registration Statement on Form S-8 registering an additional 1,000,000 shares of the Company’s common stock, filed on May 10, 2006 (Registration Statement 333-133963); and the Registration Statement on Form S-8 registering an additional 700,000 shares of the Company’s common stock, filed on July 1, 2009 (Registration Statement 333-160377) are incorporated by reference into this Registration Statement, except as amended hereby. Pursuant to General Instruction E of Form S-8, all information that has been incorporated by reference from the original registration statement is not repeated in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission by the Registrant are hereby incorporated by reference in this Registration Statement:

(i)	Annual Report on Form 10-K for the year ended December 31, 2010, filed February 25, 2011;

(ii)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, filed April 20, 2011 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011, filed July 20, 2011;

(iii)	Current Reports on Form 8-K filed February 3, 2011, March 22, 2011, April 20, 2011, April 25, 2011, June 6, 2011, June 7, 2011 and July 20, 2011;

(iv)	Current Report on Form 8-K/A filed February 3, 2011; and

(v)	the description of the Registrant’s capital stock contained in the Registration Statement on Form 10 (Amendment No. 5) filed on June 6, 2002.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Nothing in this Registration Statement shall be deemed to incorporate information furnished by us but not filed with the Securities and Exchange Commission pursuant to Items 2.02, 7.01 or 9.01 of Form S-K.

Item 8. Exhibits

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Westwood Holdings Group, Inc. (incorporated by reference from Form 8-K filed with the Securities and Exchange Commission on May 7, 2008)

4.2	Amended and Restated Bylaws of Westwood Holdings Group, Inc. (incorporated by reference from Form 8-K filed with the Securities and Exchange Commission on October 25, 2005)

4.3	Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan (incorporated by reference from Form S-8 filed with the Securities and Exchange Commission on July 1, 2009)

4.4	Amendment to Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan (incorporated by reference from Form 10-Q filed with the Securities and Exchange Commission on October 21, 2010)

4.5*	Amendment 2011-1 to the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan

5.1*	Opinion of Fulbright & Jaworski L.L.P.

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Fulbright & Jaworski L.L.P. (included in the opinion filed as Exhibit 5.1 hereto)

24.1*	Power of Attorney (included in the signature pages hereto)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 20, 2011.

WESTWOOD HOLDINGS GROUP, INC.

By:	/s/ Brian O. Casey
Brian O. Casey
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Brian O. Casey and William R. Hardcastle, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian O. Casey	President, Chief Executive Officer and Director (Principal Executive Officer)	July 20, 2011
Brian O. Casey

/s/ William R. Hardcastle Jr.	Vice President, Chief Financial Officer (Principal Financial Officer)	July 20, 2011
William R. Hardcastle Jr.

/s/ M. Craig Whitten	Controller	July 20, 2011
M. Craig Whitten	(Principal Accounting Officer)

/s/ Susan M. Byrne	Chairman of the Board of Directors and Co-Chief Investment Officer
Susan M. Byrne		July 20, 2011

/s/ Tom C. Davis	Director
Tom C. Davis		July 20, 2011

/s/ Richard M. Frank	Director
Richard M. Frank		July 20, 2011

/s/ Robert D. McTeer	Director
Robert D. McTeer		July 20, 2011

/s/ Geoffrey R. Norman	Director
Geoffrey R. Norman		July 20, 2011

/s/ Martin J. Weiland	Director
Martin J. Weiland		July 20, 2011

/s/ Raymond E. Wooldridge	Director
Raymond E. Wooldridge		July 20, 2011

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Westwood Holdings Group, Inc. (incorporated by reference from Form 8-K filed with the Securities and Exchange Commission on May 7, 2008)

4.2	Amended and Restated Bylaws of Westwood Holdings Group, Inc. (incorporated by reference from Form 8-K filed with the Securities and Exchange Commission on October 25, 2005)

4.3	Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan (incorporated by reference from Form S-8 filed with the Securities and Exchange Commission on July 1, 2009)

4.4	Amendment to Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan (incorporated by reference from Form 10-Q filed with the Securities and Exchange Commission on October 21, 2010)

4.5*	Amendment 2011-1 to the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan

5.1*	Opinion of Fulbright & Jaworski L.L.P.

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Fulbright & Jaworski L.L.P. (included in the opinion filed as Exhibit 5.1 hereto)

24.1*	Power of Attorney (included in the signature pages hereto)

*	Filed herewith.

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